UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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F & M BANK CORP.
(Name of Registrant as Specified In Its Charter)

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205 South Main Street
P.O. Box 1111
Timbervllle, VA 22853
Tel • 540-896-8941
Fax • 540-896-1796

April 6, 2021

Dear F & M Bank Corp. Shareholder:

You are cordially invited to attend the 2021 Annual Meeting of Shareholders of F&M Bank Corp. to be held Tuesday, May 4, 2021 at 10:00 a.m. Eastern Time. In light of ongoing coronavirus (COVID-19) concerns and taking into account the guidance and protocols issued by public health authorities and federal, state and local governments, this year's Annual Meeting will be a completely virtual meeting of shareholders and will be conducted via live webcast, at www.virtualsharehol dermeeti ng . com/FMBM2021 . You will not be able to attend the Annual Meeting in person. You will be able to participate in the annual meeting online and submit your questions during the meeting. You will also be able to vote your shares electronically at the annual meeting by following the instructions available on the virtual meeting website. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card.

WE URGE YOU TO MAIL YOUR COMPLETED PROXY CARD TO BROADRIDGE AS SOON AS POSSIBLE PRIOR TO THE MEETING. AN ENVELOPE IS ENCLOSED FOR THAT PURPOSE OR VOTE YOUR SHARES BY INTERNET OR TELEPHONE.

We are endosing a formal notice of the meeting, a proxy card and a Proxy Statement detailing the matters upon which the shareholders will act at the annual meeting. Our Company's Annual Report for 2020 is also enclosed .

If you hold your shares through a bank, broker or other holder of record and wish to attend and vote during the virtual meeting, you will need to contact your broker or agent to obtain a legal proxy from the institution that holds their shares.

Sincerely,

F & M BANK CORP.

Mark C. Hanna President & CEO

F & M BANK CORP.
Timberville, Virginia

Notice of Annual Meeting of Shareholders
To the Shareholders of F & M Bank Corp.

The 2021 Annual Meeting of Shareholders of F&M Bank Corp. will be held Tuesday, May 4, 2021 at 10:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting of shareholders and will be conducted via live webcast, at  www.virtualshareholdermeeting.com/FMBM2021. You will not be able to attend the Annual Meeting in person.

1.	Election of three directors, Anne B. Keeler, Mark C. Hanna and Peter H. Wray each for a three-year term expiring in 2024 .

2.	Ratification of the appointment of Yount, Hyde & Barbour, P.C. as independent auditors for 2021 .

3.	An advisory vote to approve the compensation of the Company's named executive officers disclosed in the Proxy Statement.

Only shareholders of record at the close of business on March 9, 2021 are entitled to notice of and to vote at the annual meeting or any adjournments thereof.

To participate in the virtual meeting, you will need the 16-digit control number included on your proxy card and follow the instructions found on your proxy card.

To assure that your shares are represented at the Annual Meeting, please complete, date and sign the enclosed proxy card, and return it as soon as possible in the enclosed postage prepaid envelope. You may also vote by Internet or telephone by following the instructions on the enclosed proxy card. You may amend your proxy at any time prior to the closing of the polls at the meeting.

By Order of the Board of Directors

                                        Stephanie E. Shillingburg, Secretary
April 6, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 4, 2021.

The proxy statement and the Company's 2020 annual report on Form 10-K are available at http://.snl.com/irweblinkx/GenPage.aspx?IID::;:l017974&GKP=203204

F & M BANK CORP.
P. O. Box 1111 Timberville, Virginia 22853

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies for use at the annual meeting of shareholders of F & M Bank Corp. (the Company) to be held on Tuesday, May 4, 2021 at 10:00 A.M. in a virtual format at www.virtualshareholdermeeting.com/FMBM2021. The principal executive offices of the Company are located at
205 South Main Street, P. O. Box 1111, Timberville, Virginia 22853. The approximate mailing date of this Proxy Statement and the accompanying proxy is April 6, 2021.

The accompanying proxy is solicited by the Board of Directors of the Company (the Board). The cost of the solicitation of proxies will be borne by the Company. Solicitations will be made only by the use of the mail, except that, if necessary, officers, directors and regular employees of the Company, or its affiliates, may make solicitations of proxies by telephone, telegraph or by personal calls. Brokerage houses and nominees may be requested to forward the proxy solicitation material to the beneficial owners of the stock held of record by such persons, and the Company may reimburse them for their charges and expenses in this regard.

All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with any instructions thereon. Any record holder signing and mailing the enclosed proxy, voting online or by telephone may, nevertheless, revoke the proxy at any time prior to the actual voting thereof by (i) filing written notice thereof with the Secretary of the Company (Stephanie Shillingburg, Secretary, F & M Bank Corp., P. O. Box 1111, Timberville, Virginia 22853); (ii) submitting a duly executed proxy bearing a later date; or (iii) attending the virtual Annual Meeting or any adjournment thereof and voting online. If your shares are held by a brokerage house or nominee, please follow the instructions delivered with the notice from your broker or nominee or contact your broker or nominee for instructions on how to change or revoke your vote.

An Annual Report to shareholders, including audited financial statements for the year ended December 31, 2020, is being mailed to the Company’s shareholders concurrently with this Proxy Statement, but is not part of the proxy solicitation materials.

Interested shareholders may obtain, without charge, a copy of the Company’s Annual Report on Form 10- K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission (“SEC”), upon written request to Stephanie Shillingburg, Secretary, F & M Bank Corp., P. O. Box 1111, Timberville, Virginia 22853.

OUTSTANDING SHARES AND VOTING RIGHTS

Only common shareholders of record at the close of business on March 9, 2021 will be entitled to vote at the Annual Meeting. As of March 9, 2021, the Company had outstanding 3,238,493 shares of its common stock, $5 par value (Common Stock), each of which is entitled to one vote at the Annual Meeting. On the record date, the Company had outstanding 205,327 shares of the Company’s 5.10% Series A Noncumulative Mandatorily Convertible Preferred Stock,
$5.00 par value per share, having a liquidation preference of $25.00 per share (the Series A Preferred Stock). Holders of the Series A Preferred Stock do not have a right to vote on the matters to be voted on at the Annual Meeting.

Registered shareholders may attend and vote online during the Annual Meeting by using the 16-digit control number included on your proxy card and following the instructions available on the meeting website during the meeting. “Street name” shareholders who hold their shares through a bank, broker or other nominee who wish to attend and vote during the virtual meeting will need to contact their broker or agent to obtain a legal proxy from the institution that holds their shares.

A majority of votes entitled to be cast on matters considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominees on behalf of beneficial owners (Broker Shares) that are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. Conversely, Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present. If a quorum is established, directors will be elected by a plurality of the votes cast by shareholders at the Annual Meeting, the auditors will be ratified and the advisory vote to approve the compensation of the named executive officers will be approved by a majority of the votes cast by shareholders at the Annual Meeting. Broker shares may not be cast in the election of directors or the advisory vote on executive compensation without instruction from the beneficial owner of the shares. Votes that are withheld or abstentions and Broker Shares that are not voted will not be included in determining the number of votes cast and will not have any effect on the outcome of any of the matters at the Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the number and percentage of shares of Common Stock beneficially owned, as of March 9, 2021, by each of the Company’s directors and nominees, each of the executive officers named in the “Summary Compensation Table” below and all of the Company’s directors and executive officers as a group. For the purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days.

The address for each of the individuals listed in the table is in care of the Company, P. O. Box 1111, Timberville, Virginia 22853.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Class[2]
Edward Ray Burkholder	1,355	*

Larry A. Caplinger	200,671[3]	6.18%

John N. Crist	33,279[4]	*

Mark C. Hanna	9,681[5]	*

Daniel J. Harshman	881[6]	*

Michael W. Pugh	11,197[7]	*

Christopher S. Runion	5,600[8]	*

Dean W. Withers	40,155[9]	1.24%

Peter H. Wray	1,048	*

Anne B. Keeler	348	*

Stephanie E. Shillingburg	8,757[10]	*

Barton E. Black	185,427[11]	5.72%

Directors and executive officers as a group (17 persons	497,953[12]	15.38%

*Less than one percent (1%).
1Numbers rounded to next whole share.
2Based on 3,238,493 shares of common stock issued and outstanding on March 9, 2021.
3Includes 7,033 shares owned jointly with his spouse, 6,114 shares in Mr.  Caplinger’s Traditional IRA, 213 shares indirectly held for Mr. Caplinger’ s grandchildren, 719 shares in Mr. Caplinger’s Deferred Compensation Plan, and 183,659 shares owned by the Employee Stock Ownership Plan over which Mr. Caplinger has voting power in his capacity as plan trustee.
4Includes 1,178 shares owned by Mr. Crist’s IRA, 651 shares owned by Mr. Crist’s Roth IRA, and 13,200 shares owned by his personal 401(k) plan.
5Includes 2,920 shares of unvested restricted stock.
6Includes 133 shares owned jointly with his spouse.
7Includes 9,332 shares owned jointly with his spouse, and 1,717 shares held by a simplified employee plan for Mr. Pugh’s benefit.
8Includes 500 shares owned jointly with his spouse, 500 shares held by Mr. Runion’s Non-Qualified Deferred Compensation Plan, 2,452 shares held in Mr. Runion’s Traditional IRA, and 2,000 shares held in Mr. Runion’s Simple IRA.
9Includes 15,441 shares owned by Mr. Withers’ Traditional IRA, 667 shares owned by Mr. Withers’ Roth IRA, 11,267 shares held by Mr. Withers’ Non-Qualified Deferred Compensation Plan, a n d 2,286 shares owned by his spouse.
10Includes 2,500 shares held by Ms. Shillingburg’s Non-Qualified Deferred Compensation Plan, 1,000 shares by Ms. Shillingburg’s Traditional IRA and 1,047 shares of unvested restricted stock .
11Includes 1,457 shares of unvested restricted stock and 183,659 shares owned by the Employee Stock Ownership Plan over which Mr. Black has voting power in his capacity as plan trustee.
12Includes 183,659 shares owned by the Employee Stock Ownership Plan over which Larry A. Caplinger, Carrie A. Comer and Barton E. Black have voting power in their capacity as plan trustees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information, as of March 9, 2021, unless otherwise noted, regarding the number of shares of Common Stock beneficially owned by all persons known by us who own, or will own under certain conditions, five percent or more of our outstanding shares of Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class[1]
Larry A. Caplinger P. O. Box 1111 Timberville, VA 22853	200,405[2]	6.18%
Carrie A. Comer P. O. Box 1111 Timberville, VA 22853	188,906~~3~~	5.83%
Barton E. Black P. O. Box 1111 Timberville, VA 22853	185,427[3]	5.72%

1Based on 3,238,493 shares of common stock issued and outstanding on March 9, 2021.
2Includes 6,767 shares owned jointly with his spouse, 6,114 shares in Mr. Caplinger’s Traditional IRA,  719 shares in Mr. Caplinger’s Deferred Compensation Plan, 213 shares held indirectly for Mr. Caplinger’s grandchildren, and 183,659 shares owned by the Employee Stock Ownership Plan over which Mr. Caplinger, Carrie A. Comer and Barton E. Black have voting power in their capacity as plan trustees.
3Includes 183,659 shares owned by the Employee Stock Ownership Plan over which Mr. Caplinger, Ms. Comer and Mr. Black have voting power in their capacity as plan trustees.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and any persons who own more than 10% of the Common Stock, to file with the SEC reports of ownership and changes in ownership of Common Stock. Officers and directors are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during 2020, all filing requirements applicable to its officers and directors were timely complied.

PROPOSAL ONE ELECTION OF DIRECTORS

The term of office for the current Class A directors expires at the Annual Meeting. The Board has nominated such directors, namely Anne B. Keeler, Mark C. Hanna, and Peter H. Wray, for re-election, for a three-year term, at the Annual Meeting. The persons named as proxies in the accompanying form of proxy, unless instructed otherwise, intend to vote for the election of each of these nominees for directors. If any nominee should become unavailable to serve, the proxy may be voted for the election of a substitute nominee designated by the Board. The Board has no reason to believe that any of the nominees will be unable to serve if elected.

The Board recommends that you vote FOR the election of the director nominees set forth in the Proxy Statement.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

The following information, including the principal occupation during the past five years, is given with respect to the nominees, all of whom are current directors, for election to the Board at the Annual Meeting, as well as all directors continuing in office.

Name and Age	Director Since	Principal Occupation During the Last Five Years
Directors Nominees
CLASS A DIRECTORS (to serve until the 2024 annual meeting of shareholders)

Mark C. Hanna (52)	2017
President /CEO of the Bank since July 1, 2018. Prior to that he served.as President since December 2017. Prior to joining the Company, he served as Executive Vice President and Tidewater Regional President of EVB and its successor, Sonabank from November 2014 through October 2017. Previously he served as President and Chief Executive Officer of Virginia Company Bank from November 2006 through November 2014. Mr. Hanna was named President of Virginia Company bank in September 2005 and served as President and CEO of this organization from November 2006 to February 2015. Prior joining Virginia Company Bank, he served as the Peninsula Area Executive for BB&T. He graduated from Wake Forest University in Winston-Salem, NC with a Bachelor of Science in May 1990 and earned a Masters of Business Administration with Honors from the University of North Carolina at Greensboro in July of 1998.

Peter H. Wray (52)	2017	President of Wray Realty, Inc. and Principal Broker of Triangle Realtors since 2002. Owner/Partner in multiple commercial real estate developments throughout central and western Virginia. Mr. Wray specializes in commercial and investment real estate. He holds a Bachelor of Arts in Environmental Science from the University of Virginia. Mr. Wray is a licensed Broker in Virginia and North Carolina. He is a member of multiple professional organizations including the National Association of Realtors (NAR), the Virginia Association of Realtors (VAR), Shenandoah Valley Economic Partnership (SVEP), International Council of Shopping Centers (ICSC) and the Certified Commercial Investment Members (CCIM). He is a member of the Board of Directors for the Shenandoah Valley First Tee Program. Mr. Wray has assisted with some of the region’s most successful commercial real estate projects. He has represented many local, regional, and national companies with their purchasing, sales, leasing, and development requirements. Mr. Wray has completed a wide array of commercial real estate transactions from office, industrial, and multifamily to shopping centers, self-storage, and hotels. He has significant experience with every aspect of new construction, rezoning, transportation issues, and commercial real estate financing. Mr. Wray’s experience in the commercial real estate industry benefits the company in evaluating commercial loan requests and identifying new areas for loan portfolio growth.

Anne B. Keeler (58)	2019	Anne Keeler has served as the Vice President for Finance and Treasurer of Bridgewater College since 1998. Ms. Keeler came to the college from First Union Bank, where she managed the statewide agribusiness banking unit from the company’s Harrisonburg office. She also has experience in the public higher education sector, having worked in the procurement office of James Madison University as a buyer specialist. Ms. Keeler holds a master’s degree in accounting from James Madison University and a Bachelor of Science degree from the College of Agriculture at Virginia Tech. She is a licensed Certified Public Accountant and completed the College Business Management Institute (CBMI), a continuing education certificate program for higher education administrators at the University of Kentucky. Ms. Keeler has served on the board of directors for Rockingham Insurance, a regional personal and specialty lines insurance company, for over fifteen years; she is currently chair of the audit committee and was board chair from 2008- 2010. She was a founding board member of both the Virginia Private Colleges Benefits Consortium (VPCBC) and the “Section 403(b) Defined Contribution Plan for Tax-Exempt Colleges and Universities in Virginia”.

Directors Continuing in Office

CLASS C DIRECTORS
(to serve until the 2023 annual meeting of shareholders)

John N. Crist (71)	2001
Attorney, Partner at Hoover Penrod PLC. John is a graduate of Virginia Tech and Marshall-Wythe School of Law, College of William and Mary. He has been an attorney practicing in Harrisonburg since 1976 with heavy emphasis on real estate and estate matters. He was appointed by the Judges of the Circuit Court of Rockingham County to a third four (4) year term as Commissioner of Accounts for Harrisonburg/Rockingham County beginning January 1, 2021 after serving as Assistant Commissioner from 2000 to 2012. In this position, he is charged with auditing fiduciary accountings for estates, trusts and foreclosures. He is a member of the Virginia State Bar and has served as President and Secretary/Treasurer of the local bar association. He served as a director of First Citizens Bank & Trust Advisory Board from 1997 to 2000. He also serves as Chairman of the Board of F&M Mortgage and VSTitle, both affiliates of the company, and on the Company’s Augusta County Advisory Board.  Mr. Crist’s skills and experience advisory board of another financial institution, make him uniquely qualified to serve the Company in areas including corporate governance and real estate law.

Daniel J. Harshman (69)	2001
Mayor of the Town of Edinburg since 1992 and served as its Town Manager from 1996 until 2010. Mr. Harshman graduated from Virginia Commonwealth University. He has owned and operated a home accessory and gift shop, owned and  operated the  Spring House Restaurant in Woodstock, VA, purchased and renovated six older homes to preserve the historic properties in the town and has sold all but one. He has been involved in Edinburg town government since 1985, serving in numerous capacities in addition to Mayor and Town Manager; he continues to be responsible for the preparation of Edinburg’s annual budget and oversight of all functions of the Town including the Police Department, Public Works, Water Treatment Facility and Waste Water Treatment Facility. He also serves on the Shenandoah County Tourism Council, is Treasurer of the Edinburg Heritage Foundation, serves on the Management Committee for Shenandoah County Artisan Trail and is sole trustee of his church’s preservation trust managing funds in the mid six figures. Mr. Harshman’s skills and experience as a small business owner, town manager and mayor benefit the Company in his understanding of business operations, supervision and local ordinances.

Dean W. Withers (64	2004
Vice Chairman since December 2018; CEO of the Bank from December 2017 to June 2018; President and CEO of the Bank from May 2004 to December 2017; Executive Vice President of the Bank from January 2003 to May 2004; Vice President of the Bank from 1993 to  2003.  Mr.  Withers  has  thirty-nine  years  of  banking experience including fourteen years as President/CEO of Farmers & Merchants Bank. He graduated from James Madison University and Graduate School of Banking at LSU. He also serves as a director of Valley Southern Title and serves on the Bridgewater Retirement Foundation Board. In the past, he has served as a director in the Virginia Association of Community Banks, Virginia Bankers Association Benefits Corporation and Rockingham Memorial Hospital Foundation. Mr. Withers’ education, experience and skills as President and CEO and former commercial lender benefit the Company through his understanding of bank operations, corporate governance, and lending.

CLASS B DIRECTORS
(to serve until the 2022 annual meeting of shareholders)

Edward Ray Burkholder (47)	2015
Executive Senior Vice President of Balzer and Associates, Inc. since 2012.  He holds a Bachelor of Landscape Architecture from Virginia Tech. In 2000 acquired his Virginia State Professional Certification in Landscape Architecture. Mr. Burkholder has held many positions within the firm since 1997. In 2003 he opened a branch office in Staunton after working in the Richmond market for 7 years. Key roles involve master planning, land development consulting, rezoning, highest and best use land analysis and studies, overseeing local and regional land development projects, and corporate management as a director of the Board. For the past 6 years, he either has served or is serving as a director for Victory Worship Center, Staunton Rotary, and Augusta Home Builders Association. Other memberships included the Virginia Economic Development Association, Shenandoah Valley Partnership, and Augusta Chamber of Commerce.Mr. Burkholder’s experience benefits the company due to his vast diversity of land development projects and understanding of local and state land use regulatory requirements.

Larry A. Caplinger (68)	2012
Executive Vice President from November 2007 to December 2018 (Retired); Corporate Secretary from January 1992 to January 2019; Executive Vice President and Chief Projects Officer from January 2018 to December 2018; Executive Vice President and Chief Lending Officer of the Bank and the Company from November 2007 to January 2018. Prior to that time, he served as Senior Vice President of the Bank from May 1990 to November 2007, and Senior Vice President the Company from April 2002 until November 2007. Larry has held a number of positions with the bank and the Company over his 46-year career. He graduated from Blue Ridge Community College with an Associate Degree in Accounting. Mr. Caplinger is also a graduate of Virginia Bankers Association School of Bank Management and the ABA Agricultural Lending School. He has completed various classes from American Institute of Banking. He serves as a director of VBS Mortgage and Valley Southern Title. Mr. Caplinger is a Life Member of the Timberville Volunteer Fire Department. His education, skills and experience as Executive Vice President and Senior Loan Officer continue to benefit the Company through his understanding of the agri-business industry, lending and bank operations.

Michael W. Pugh (66)	1994
Chairman of the Board of the Bank & Company since December 2018.President of Old Dominion Realty, Inc. and Vice President of Colonial Appraisal Service, Inc. Mr. Pugh has been President of Old Dominion Realty, Inc. for 43 years. He was issued a Virginia Certified General Appraisal license in 1992, a Virginia real estate broker’s license in 1976 and a West Virginia real estate broker’s license in 1982. He has completed numerous classes and certifications related to the real estate field. He has served as a director in the following entities: Bankers Title Shenandoah, F&M Mortgage, Valley Southern Title, Old Dominion Realty, Inc., Colonial Appraisal Service, Inc. and Sunnyside Retirement Communities. Mr. Pugh’s skills and experience relating to real estate sales, development and appraisals benefit the Company in evaluating real estate investments and collateral values for real estate loans.

Christopher S. Runion (62)	2010
President of Eddie  Edwards Signs,  Inc. and  managing member of Heifer Investments, L.L.C. Mr. Runion has served in these capacities for over 25 years. He holds a Bachelor of Science – Accounting from Virginia Polytechnic Institute and State University and a Masters – Business Administration from James Madison University. He is serving or has served as a director in the following entities during the past 5 years: Shenandoah Valley Economic Education, Inc., Rotary Club of Harrisonburg, Lantz Construction Company, Rockingham Mutual Insurance Companies, and Rockingham Development Corporation. Mr. Runion is a former member of the Rockingham County Planning Commission. He has also been involved in farming his entire life. Mr. Runion’s education, skills and experience relating to commercial and institutional business activity benefit the Company in evaluating various business opportunities and scenarios. Mr. Runion was elected to the Virginia House of Delegates to represent the 25th District.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman of the Board, the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board  and its committees.

Board Leadership

The Board of Directors is made up of ten members, including seven outside directors and three current or former officers of the Company. The Board leadership structure includes the Chairman of the Board and Vice Chairman of the Board, neither of whom currently serve as the principal executive officer of the Company. The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has determined that having an independent director serve as Chairman is in the best interest of the Company's shareholders at this time. This structure ensures a greater role for the independent Directors in the oversight of the Company and active participation of the independent Directors in setting agendas and establishing Board priorities and procedures. Further, this structure permits the CEO to focus on the management of the company's day-to-day operations.

Risk Oversight

The Board has appointed several committees including Audit, Asset/Liability (ALCO), Operational Risk and Corporate Governance. In addition to the Board’s overall policy making authority and risk management responsibilities, these committees are delegated authority with respect to their various areas of operation. One area of significant risk to financial institutions revolves around the risks associated with the monitoring of existing and proposed loan relationships. The Board receives a number of monthly and quarterly reports that assist in tracking and mitigating lending risk. The Board has also established an Executive Loan Committee which convenes periodically, either in person or telephonically to consider new loan requests.

Code of Ethics

The Board of Directors has approved a Code of Ethics for Senior Financial Officers of the Company and the Bank. This document covers the Company’s President/Chief Executive Officer and the Chief Financial Officer. The Code of Ethics states that the Senior Financial Officers are expected to conduct business and act in an honest and ethical manner; provide full, fair, accurate, timely and understandable financial reports; report any significant deficiencies in the Company’s internal controls over financial reporting; may not use corporate property, information, or position for improper personal gain or compete with the Company; endeavor to protect the Company’s assets and ensure their efficient use; and respect the rights of and deal fairly with the Company’s customers, suppliers, competitors and employees. A copy of the Code of Ethics is available, without charge, upon request to the Secretary of the Company at P. O. Box 1111, Timberville, VA 22853.

Independence of Directors

The Board of Directors in its business judgment has determined that the following seven of its ten members are independent as defined by the listing standards of the Nasdaq Stock Market (“Nasdaq”): Edward Ray Burkholder, John N. Crist, Daniel J. Harshman, Michael W. Pugh, Christopher S. Runion, Peter H. Wray and Anne B. Keeler.

Our Board of Directors has established standards under which we view the following as impairing a director’s independence:

•	a director who is or at any time during the past three years was our employee, or whose immediate family member is or at any time during the past three years was an executive officer;

•
a director who received, or whose immediate family member received, more than $120,000 per year in direct compensation from us during any period of twelve consecutive months within the past three years, other than director and committee fees and pension or other forms of deferred compensation for prior service;

•
a director who is or at any time during the past three years was affiliated with or employed by, or whose immediate family member is or at any time during the past three years was affiliated with or employed in a professional capacity by, our present or former internal or external auditor;

•
a director who is employed, or whose immediate family member is employed, as an executive officer of another company where at any time during the past three years any of our executives served on that company’s compensation committee; and

•
a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $200,000 or 5% of such other company’s consolidated gross revenues.

While we conduct business with several of our directors, including Edward Ray Burkholder (engineering expertise), John Crist (legal services), Michael Pugh (real estate appraisal services, sales and leasing), Christopher Runion (signage), and Peter Wray (real estate sales and leasing), the total amounts paid to the entities with which our directors are affiliated are significantly less than the thresholds outlined above. Directors Withers and Caplinger are not considered independent due to their recent employment relationships with the Company. Director Hanna is not considered independent due to his current employment by the Company. Other than those described above and under “Certain Relationships and Related Transactions,” the Board of Directors did not consider any transactions, relationships or arrangements in determining director independence.

Board and Committee Meeting Attendance

There were 12 meetings of the Board of Directors of the Company in 2020. Each director attended greater than 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of which the director was a member in 2020. The Board of the Bank, which met 12 times in 2020, primarily manages all matters for the Bank. All the directors of the Company are also directors of the Bank.

Committees of the Board

The Company has an Audit Committee. The Company does not have a standing nominating committee. The Company does not have a standing Compensation Committee; however, the Bank has a Compensation Committee. Since compensation is paid through the Bank, the Bank’s Compensation Committee evaluates compensation policies and makes recommendations to the Company’s Board. These recommendations are considered for approval by the independent directors of the Company. Other standing committees for the Bank include the ALCO Committee, Operational Risk, and Corporate Governance Committee.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibility to the shareholders relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditors and the performance of the internal audit function. The Audit Committee is directly responsible for  the appointment, compensation, retention and oversight of the work of the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Board of Directors has adopted a written charter for the Audit Committee which can be found on our website at www.fmbankva.com/About/Investor-Relations.

The members of the Audit Committee are Daniel J. Harshman, Christopher S. Runion, Anne B. Keeler and Peter
H. Wray, all of whom the Board in its business judgment has determined are independent as defined by the SEC regulations and the listing standards of Nasdaq. The Board of Directors also has determined that all of the members of the Audit Committee have sufficient knowledge in financial and auditing matters to serve on the Audit Committee and that Mr. Runion qualifies as an audit committee financial expert as defined by SEC regulations.

The Audit Committee met five times in 2020. For additional information regarding the Audit Committee, see “Audit Information-Audit Committee Report” on pages 19 and 20 of this Proxy Statement.

Compensation Committee

The Bank’s Compensation Committee reviews our executive officers performance and compensation, reviews and sets guidelines for compensation of all employees and makes compensation recommendations to the Board. All recommendations of the Bank’s Compensation Committee relating to the compensation of our executive officers are reported to the Company’s Board of Directors for approval by the independent directors.

The members of the Bank’s Compensation Committee are Edward Ray Burkholder, Daniel J. Harshman, Peter
H.
Wray, Michael W. Pugh and Anne B. Keeler, all of whom the Board in its business judgment has determined are independent as defined by the SEC regulations and the listing standards of Nasdaq. The Compensation Committee met three times in 2020.

Director Nomination Process

The Company currently does not have a standing nominating committee because Corporate Governance Committee supports process by developing qualifications for director membership. The President/CEO as a management director, abstains from discussions and voting for nominees. When the Board performs its nominating function, the Board acts in accordance with the Company’s Articles of Incorporation and Bylaws but does not have a separate charter related to the nomination process.

Should a vacancy occur on the Board of Directors of the Company, the Board would look to the Corporate Governance Committee’s list of director qualifications (listed below) and consider these qualifications in developing a pool of potential nominees from the communities served by the Company. The Board would then appoint the candidate who was best qualified following discussions among the independent directors. The Board also considers potential nominees submitted by shareholders.

The Company’s independent directors consider, at a minimum, the following factors in recommending to the Board potential new directors, or the continued service of existing directors:

•	The ability of the prospective nominee to represent the interests of the shareholders of the Company;
•	The prospective nominee’s standards of integrity, commitment and independence of thought and judgment;
•
The prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and

•	The extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board of Directors.

Shareholders entitled to vote for the election of directors may submit candidates for formal consideration by the Company in connection with an annual meeting of shareholders by providing the Company with timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Company. To be timely for the 2022 annual meeting, the notice must be received within the time frame set forth in “Shareholder Proposals” on page 20 of this Proxy Statement. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Section 2.5 of the Company’s Bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Secretary of the Company, whose address is P. O. Box 1111, Timberville, VA 22853.

While the Company does not have a diversity policy, we consider diversity of the Board based on a number of factors including the geographic locations of potential directors within our branch network, educational background and work experience.

Annual Meeting Attendance

The Company encourages members of the Board of Directors to attend the annual meeting of shareholders. All of the directors attended the 2020 virtual meeting.

Communications with Directors

Any director may be contacted by writing to him or her c/o P. O. Box 1111, Timberville, VA 22853. Communications to the non-management directors as a group may be sent to the same address, c/o the Secretary of the Company. The Company promptly forwards, without screening, all such correspondence to the indicated directors.

Anti-Hedging Policy

The Company  currently  does  not have any  policies  with respect to financial instruments  or transactions  in derivative securities or otherwise that hedge or offset any decrease in the market value of the Company’s common stock.

Director Compensation

The following table shows the compensation earned by each of the non-employee directors during 2020. Mr. Hanna does not receive any additional compensation for service as a director. Compensation included meeting fees, retainers and bonuses.

DIRECTOR COMPENSATION
Fiscal Year 2020

Name	Fees Earned Or Paid in Cash ($)	Total ($)

Edward Ray Burkholder	40,290	40,290

John N. Crist	38,640	38,640

Daniel J. Harshman	41,140	41,140

Dean W. Withers	38,640	38,640

Michael W. Pugh	47,040	47,040

Christopher S. Runion	40,940	40,940

Larry A. Caplinger	40,140	40,140

Peter H. Wray	38,640	38,640

Anne B. Keeler	37,507	37,507

Richard S. Myers[1]	21,813	21,813

Ronald E. Wampler[2]	9,807	9,807
1 Mr. Richard Myers retired from the board in February 2020.
2 Mr. Ronald Wampler retired in January 2020.

All directors of the Company, who are also directors of the Bank, received $1,200 for each board meeting attended, $400 for each ALCO, Operational Risk and Corporate Governance Committee meeting attended, $400 for each Compensation Committee meeting attended and $500 for each Audit Committee meeting attended. Since the Company and Bank board meetings are held on the same day, members are only paid one fee of $1,200 for their attendance at the combined meeting. In addition to meeting fees, each director received a quarterly retainer of $5,000 to compensate for time spent on bank-related activities outside the normal meeting structure. The Audit Committee is a Company committee. All other committees are Bank committees.

During 2020, the Company’s shareholders approved the 2020 Stock Incentive Plan, pursuant to which the Company may grant stock options, restricted stock and other stock awards, restricted stock units, and stock appreciation rights to the Company’s directors.  While no awards were made during 2020, the Compensation Committee granted
$3,960 of stock awards to each director in March 2021 as compensation for the directors’ service in 2020.

Executive Officers Who Are Not Directors

Stephanie E. Shillingburg, 59, has served as Executive Vice President/Chief Banking Officer o f t h e Ba n k and t he C om pa ny since July 2016, Executive Vice President/Chief Retail Officer from June 2013 until July 2016 and Senior Vice President/Branch Administrator from February 2005 until June 2013. She also served as Vice President/Branch Administrator from March 2003 until February 2005 and as Branch Manager of the Edinburg Branch from February 2001 until March 2003.

Carrie A. Comer, 51, has served as Executive Vice President and Chief Financial Officer of the Bank and the Company since March 1, 2018. Prior to that she served as Senior Vice President/C hief Financial Officer of the Company and Bank from June 2013. Ms. Comer served as Vice President/Controller of the Bank from March 2009 to June 2013. From December 2005 to March 2009, Ms. Comer served as Assistant Vice President/ Controller of F & M Bank.

Barton E. Black, 50, has served as Executive Vice President and Chief Operating Officer of the Bank and the Company since June 16, 2020. Prior to that he served as Executive Vice President and Chief Strategy & Risk Officer since March 1, 2019. Prior to joining the company, he served as Managing Director of Strategic Risk Associates, a financial services consulting company based in Virginia, from August 2012 through February 2019.

F. Garth Knight, 38, has served as Executive Vice President and Chief Lending Officer since June 2020. Prior to joining F&M Bank, he spent 15 years at Wells Fargo Bank serving as Vice President and Business Acquisition Manager for Mid-Atlantic and Greater Philadelphia from May 2017 until May of 2020, Vice President and Business Banking Manager for North and South Carolina from September of 2010 to May of 2017, and Retail Market leader from June 2005 to September 2010.

Paul E. Eberly, 39, has served as Executive Vice President/Chief Credit Officer since September 2020, Senior Vice President/Agricultural & Rural Programs Leader from January 2020 until September 2020, and Vice President/Agricultural & Rural Programs Leader from January 2019 until January 2020. He also served in various sales, lending, credit, risk management and other leadership roles within Farm Credit System from June 2005 until January 2019. Mr. Eberly has been in the banking and finance industry since 2005.

Kevin Russell, 44, has served as Executive Vice President and President of Mortgage, Title, and Financial Services at the Bank and the Company since June 16, 2020. Prior to that he served as the President of F&M Mortgage since 2000.

Aubrey Michael (Mike) Wilkerson, 63, joined F&M Bank on January 4, 2021. He serves as the Chief Strategy Officer and Northern Shenandoah Valley Market Executive. Mr. Wilkerson began his banking career at Wachovia Bank on January 4, 1982. Mr. Wilkerson’s 39 years in banking includes experience in Dealer Financial Services, Retail Banking, Private Banking, Commercial Banking and senior strategic leadership positions. From 2012 to 2018, Mr. Wilkerson was the Business Banking Division Executive for Virginia, Maryland & Washington DC. Most recently, Mr. Wilkerson served as the Commercial Banking Market Executive from 2018 through 2020 for Western Mid-Atlantic Region.

EXECUTIVE COMPENSATION

Summary Compensation

The Summary Compensation Table below sets forth the compensation of the Company’s named executive officers for all services rendered to the Company and the Bank for 2020. See the Summary of Compensation Policies on pages 15 to 18 of this Proxy Statement for further information regarding our compensation program, including summaries of the Company’s employment agreements and other compensation arrangements.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)[1]	All Other Compensation ($)[2]	Total ($)
Mark C. Hanna President & CEO	2020	389,384	116,384	60,824	566,592
	2019	380,714	49,350	41,975	472,039

Stephanie E. Shillingburg EVP/Chief Banking Officer	2020 2019	186,067 182,979	55,476 18,258	31,374 26,522	272,917 227,759

Barton E. Black EVP/Chief Strategy & Risk Officer	2020	259,452	77,480	55,155	392,087

1The amounts in this column represent non-equity incentive plan compensation pursuant to the Executive Incentive Plan approved for the year listed; however, the actual payments were not made until after the end of each year.
2The amounts in this column are detailed in the table titled “All Other Compensation” below.

ALL OTHER COMPENSATION TABLE

Name	Year	401(k) Company Match	Company ESOP Contribution[1]	Company Deferred Compensation Contribution[2]	Life Insurance Premiums[3]	Personal and Other Benefits[4]	Total ($)
Mark Hanna	2020	7,796	11,200	25,037	2,520	14,272	60,824
	2019	7,294	9,625	25,536	2,520	----	41,975

Stephanie Shillingburg	2020	7,117	8,104	11,980	902	3,271	31,374
	2019	7,142	7,332	11,191	857	---	26,522

Barton Black	2020	9,829	11,200	16,668	2,100	15,358	55,155

1The Company has established an Employee Stock Ownership Plan that covers all eligible full and part time employees, including the executive officers. The plan serves as a long-term incentive for employees to promote the achievement of goals which create value for our shareholders.  See Summary of Compensation Policies on pages 13 to 15 of the Proxy Statement for further details.
2The Company has established a nonqualified deferred compensation plan for the benefit of our directors and certain employees, including the executive officers, to defer receipt of salary or bonus payments. See Summary of Compensation Policies on pages 13 to 15 of the Proxy Statement for  further details.
3The amounts in this column represent the annual premium of group term life insurance with a death benefit equal to three times annual compensation.
4The amounts in this column include personal use of a company vehicle, bank-owned life insurance premiums and country club dues.

Summary of Compensation Policies

Overview. This section provides information regarding the compensation program in place for Mark Hanna, President/CEO, Stephanie E. Shillingburg, EVP/Chief Banking Officer, and Barton E. Black, EVP/Chief Strategy & Risk Officer, collectively referred to as our “named executive officers.” This section includes information regarding the overall objectives of our compensation program and each element of compensation that we provide.

The independent members of our Board of Directors administer the Company’s executive compensation program based on the recommendations of the Bank’s Compensation Committee, which the Company’s independent directors review and approve.

General Compensation Objectives. Our overall objectives applicable to our executive officers are to provide a compensation package intended to attract, motivate, and retain qualified executives and to provide them with incentives to achieve our annual goals and to increase shareholder value. We recognize the need to implement sound principles that enhance our ability to develop and administer compensation and benefit programs. To this end, we follow certain procedures, including the following:

•	Purchasing survey information related to other Virginia banks of similar size as prepared by the Virginia Bankers Association; and
•	Obtaining from FIG Partners, LLC a report of peer banks in Virginia and adjoining states that met certain asset and performance characteristics (the “peer group”).

We rely upon our judgment in making sound compensation decisions, after reviewing the performance of the Company and carefully evaluating the executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with  the Company, current compensation arrangements and long-term potential to enhance shareholder value. Specific factors affecting compensation decisions for the named executive officers include:

•	Financial measures such as net profit, return on equity (ROE), return on assets (ROA) and efficiency ratio relative to the peer group;
•	Strategic objectives such as the establishment of new branch offices;
•	Launching new or improving existing products that help us reach our goals of being a market leader and to attract and retain customers;
•	Achievement of specific operational goals for the company, including improved productivity, risk management or portfolio management goals;
•	Achieving excellence in their organizational structure and among their employees;
•	Supporting our corporate values by promoting integrity through compliance with laws and regulations.

We generally do not strive for rigid formulas or react to short term changes in business performance in determining the amount or mix of compensation and benefits. The mix of compensation elements is based on the review of the factors outlined above in order to provide the executive with a combination of salary, non-equity incentives and long-term compensation commensurate with responsibilities and competitive with other banks of similar size and characteristics. While we consider the compensation paid by other banks in the benchmarking report and salary survey, we do not attempt to maintain a certain target percentile within these peer groups.

Base Salaries. Our policy is to provide salaries that we believe are necessary to attract and retain qualified executives. The objective of the base salary is to reflect job responsibilities, value to the Company and individual performance with respect to the Company’s goals and objectives. The salaries of the executive officers are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. Increases in salary are based on an evaluation of the individual’s performance and level of pay compared to industry peers as contained in the previously mentioned salary survey and benchmarking report. With regard to named executives’ compensation, we exclude Mr. Hanna from discussion of his compensation and rely on the benchmarking report and other survey information.

2020 Stock Incentive Plan. The 2020 Stock Incentive plan was adopted by the Board of Directors of the Company on March 19, 2020 and approved at the Annual Meeting of Shareholders on May 5, 2020. The plan makes available up to 200,000 shares of Common Stock for the granting of stock options, restricted stock and other stock awards, restricted stock units, and stock appreciation rights. The Board believes that the plan will stimulate the efforts of employees, directors and consultants upon whose judgment, interest and efforts the Company depends for the successful conduct of its businesses and will further the alignment of those persons’ interests with the interests of the Company’s shareholders.

The Company did not make any grants of stock or other equity-based awards during 2020, and no stock options or unvested stock awards were held by the named executive officers as of December 31, 2020. On March 5, 2021, the Company granted 2,920 shares, 1,047 shares, and 1,457 shares of restricted stock awards to Mr. Hanna, Ms. Shillingburg and Mr. Black, respectively. These restricted stock awards represent long-term compensation and enhanced retention of the named executive officers. The awards vest in equal annual installments on each of the  first through fourth anniversaries of the grant date, provided that the officer continues to provide services to the Company at that time.

Employment Agreements. On December 30, 2020, the Company entered into employment agreements with certain of its executive officers, including Mr. Hanna and Mr. Black.

The term of Mr. Hanna’s employment agreement began on December 30, 2020 and will continue until December 31, 2021, unless terminated earlier in accordance with its terms. On December 31, 2020, and each December 31 thereafter, the term of the agreement shall be renewed and extended by one year, such that the extended term of this Agreement on December 31, 2020 or the applicable anniversary thereof is two years, unless either Mr. Hanna or the Company gives advance notice to the other in writing.

Mr. Hanna’s employment agreement provides for the termination of Mr. Hanna’s employment by the Company without “Cause” or by him for “Good Reason” in the absence of a “Change of Control” (as those terms are defined in the agreement). In such cases, Mr. Hanna will be entitled to receive (i) his then-current base salary for the greater of the remainder of the term or 12 months, (ii) any bonus or other short-term incentive compensation earned, but not yet paid, for prior years and (iii) a welfare continuance benefit in an amount equal to 12 times the excess of COBRA premiums that would apply as of Mr. Hanna’s date of termination for continued health, dental and vision coverage, if COBRA continuation were elected for such coverage, over the amount that he paid for such coverage immediately before his termination of employment. Mr. Hanna’s employment agreement also provides for the termination of Mr. Hanna's employment by the Company following a “Change of Control” or by him for “Good Reason” following a “Change of Control.” In such cases, Mr. Hanna will be entitled to receive, among other things, a lump sum amount equal to (i) the welfare continuance benefit described above, substituting 24 for 12 and (ii) 2.99 times the sum of his base salary and the greater of his target annual bonus or actual annual bonus for the most recent year. Mr. Hanna’s entitlement to the foregoing severance payments is subject to Mr. Hanna's release and waiver of claims against the Company and his compliance with certain restrictive covenants as provided in the employment agreement.

Mr. Hanna will not be entitled to any compensation or other benefits under his employment agreement if his employment is terminated upon his death, by the Company for “Cause,” or by him in the absence of “Good Reason.”

Mr. Hanna’s employment agreement contains restrictive covenants relating to the protection of confidential information, non-disclosure, non-competition and non-solicitation. The non-compete and non-solicitation covenants generally continue for a period of 18 months following the last day of Mr. Hanna’s employment.

The term of Mr. Black’s employment agreement began on December 30, 2020 and will continue until December 31, 2021, unless terminated earlier in accordance with its terms. On December 31, 2020, and each December 31 thereafter, the term of the agreement shall be renewed and extended by one year, such that the extended term of this Agreement on December 31, 2020 or the applicable anniversary thereof is two years, unless either Mr. Black or the Company gives advance notice to the other in writing.

Mr. Black’s employment agreement provides for the termination of Mr. Black’s employment by the Company without “Cause” or by him for “Good Reason” in the absence of a “Change of Control” (as those terms are defined in the agreement). In such cases, Mr. Black will be entitled to receive (i) his then-current base salary for the greater of the remainder of the term or 12 months, (ii) any bonus or other short-term incentive compensation earned, but not yet paid, for prior years and (iii) a welfare continuance benefit in an amount equal to 12 times the excess of COBRA premiums that would apply as of Mr. Black’s date of termination for continued health, dental and vision coverage, if COBRA continuation were elected for such coverage, over the amount that he paid for such coverage immediately before his termination of employment. Mr. Black’s employment agreement also provides for the termination of Mr. Black's employment by the Company following a “Change of Control” or by him for “Good Reason” following a “Change of Control.” In such cases, Mr. Black will be entitled to receive, among other things, a lump sum amount equal to (i) the welfare continuance benefit described above, substituting 24 for 12 and (ii) 2.99 times the sum of his base salary and the greater of his target annual bonus or actual annual bonus for the most recent year. Mr. Black’s entitlement to the foregoing severance payments is subject to Mr. Black's release and waiver of claims against the Company and his compliance with certain restrictive covenants as provided in the employment agreement.

Mr. Black will not be entitled to any compensation or other benefits under his employment agreement if his employment is terminated upon his death, by the Company for “Cause,” or by him in the absence of “Good Reason.”

Mr. Black’s employment agreement contains restrictive covenants relating to  the protection of confidential information, non-disclosure, non-competition and non-solicitation. The non-compete and non-solicitation covenants generally continue for a period of 18 months following the last day of Mr. Black’s employment.

Retirement Benefits. An important retention tool is the Company’s various retirement plans. We balance the effectiveness of these plans as a compensation and retention tool with the cost to the Company of providing them.

Pension Plan. The Company has a noncontributory pension plan that covers all full-time employees hired prior to April 1, 2012, including the executive officers. This plan conforms to the Employee Retirement Income Security Act of 1974, as amended (ERISA). The amount of benefits payable under the plan is determined by an employee’s period of credited service. The amount of normal retirement benefit will be determined based on a participant’s credited service, earnings and the benefit formula as described in the plan’s adoption agreement. The plan provides for early retirement for participants with 10 years of vesting service and the attainment of age 55. A participant who terminates employment with five or more years of vesting service will be entitled to a benefit. The benefits are payable in single or joint/survivor annuities, as well as a lump sum payment option upon retirement or separation of service (subject to limitations as described in the plan’s adoption agreement).

Deferred Compensation Plan. Our deferred compensation plan allows certain employees, including the executive officers, to defer receipt of salary and or bonus payments. The initial decision to create the deferred compensation plan included an evaluation of our total benefits package for our senior management team, compared to the benefits package available to all employees and to other comparable companies. The plan was created as a means of attracting and retaining qualified members of the management team. At the present time, participation in the plan is limited to our senior management team, consisting of twelve  employees, including the seven executive officers.  Deferred amounts are deposited in separate accounts and are credited with earnings or losses based on the rate of return of mutual funds selected by the plan participants. Distributions are paid either upon termination or returned at a specific date in the future, as elected by the employee. The employee may elect to receive payments in either a lump sum or a series of installments. Participants may defer up to 100% of salary and bonus payments.

Each year we consider whether to make a discretionary Company contribution to the plan for the benefit of the participants, including the executive officers. Contributions to the plan are based on a number of factors including an evaluation of overall bank performance and an evaluation of the total contributions to the bank’s other retirement plans, including the ESOP and 401(k) plans. This contribution is shared on a pro-rated basis by the participants in the plan based on each participant’s salary as a percentage of the total salaries of the participants in the plan. For 2020 and 2019, the total contributions to the plan were $125,000 and $125,000, respectively. Distributions are paid upon termination and the employee may elect to receive payments in either a lump sum or a series of installments.

401(k) Savings Plan. Employees, including the executive officers, may contribute up to 97% of regular earnings on a before-tax basis into their Savings Plan (subject to IRS limits). We match dollar for dollar the first 1% of compensation that an employee contributes. Then we match one dollar for each two dollars the employee contributes up to 6% of compensation. Amounts held in the Savings Plan accounts may not be withdrawn prior to the employee’s termination of employment (subject to certain exceptions as directed by the IRS).

The Savings Plan limits the “annual additions” that can be made to an employee’s account to $44,000 per year. “Annual additions” include our matching contributions, before-tax contributions made by our employee under Section 401(k) of the Internal Revenue Code and employee after-tax contributions. Of those annual additions, the current maximum before-tax contribution is $18,500 per year. Participant’s age 50 and over may also contribute, on a before-tax basis, and without regard to the $44,000 limitation on annual additions or the $18,500 general limitation on before-tax contributions, catch-up contributions of up to $6,000 per year. The Company’s matching contribution for each of the named executive officers is contained in the Summary Compensation Table.

Employee Stock Ownership Plan (ESOP). This plan is a long-term incentive for our employees that promotes the achievement of goals which create value for our shareholders. This noncontributory plan covers all eligible full and part time employees, including the executive officers. This plan conforms to the ERISA. An employee becomes a participant in st
the plan as of October 1
of the plan year in which the  employee completes one full year of service. A participant who terminates employment with three or more years of vesting service will be vested in their benefit. Cash dividends paid by the Company are passed through to the participants on an annual basis. In 2020 and 2019, the Company contributed
$446,726 and $405,660, respectively, to the plan. All eligible employees, including the executive officers, share in this contribution on a pro-rated basis based on each participant’s eligible compensation as a percentage of the total eligible compensation of all the participants in the plan. The allocation to each of the executive officers is contained in the Summary Compensation Table.

Severance and Change of ControlBenefits

The Company’s employment agreements with Mr. Hanna and Mr. Black contain provisions that provide for severance compensation in the event of a termination of employment, including termination following a change of control. See Summary of Compensation Policies—Employment Agreements on pages 15 to 16 of the Proxy Statement.

The following table indicates estimated benefits that could be due to a named executive officer upon termination in different scenarios.

Potential Payment Upon Termination or Change of Control (as of December 31, 2020)

	Termination for Good Reason or Without Cause[1]	Termination for Good Reason or Without Cause Following Change[2] of Control

Mark C. Hanna	556,476	1,383,212

Barton E. Black	337,480	854,880

1This amount represents the potential payments to Mr. Hanna and Mr. Black upon a termination of employment by the Company without Cause or by the officer for Good Reason in the absence of a Change of Control pursuant to the officer’s employment agreement with the Company.
2This amount represents the potential payments to each officer upon termination of employment in certain scenarios following a Change of Control pursuant to the officer’s employment agreement with the Company.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2020, relating to the Company’s stock-based compensation plans under which shares of common stock are authorized for issuance.

Equity Compensation Plan Information

	Number of Shares To be Issued Upon Exercise Of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plan
Equity compensation plans approved by shareholders.	----	----	200,000

2020 Stock Incentive Plan Equity compensation plans not approved by shareholders.(1)	-----	----	----
Total			200,000

Certain Relationships and Related Transactions

The Company’s directors and officers, and other corporations, business organizations, and persons with whom some of the Company’s directors and officers are associated, had loan transactions at December 31, 2020 with the Bank totaling approximately $22,525,000 or about 24.06% of average shareholders' equity and had loan transactions at December 31, 2019 totaling approximately $21,722,000 or about 23.72% of average shareholders’ equity. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time in comparable transactions with persons not related to the Company and did not involve more than the normal risk of collectability or present other unfavorable features.

In February 2007, the Board approved the Loan Credit Policy which includes guidelines as contained in Regulation O with regards to extensions of credit to executive officers, directors and principal shareholders. All such requests are presented to the full Board of Directors for approval. Under the policy, no executive officer, board member or principal shareholder may participate in the review of a transaction in which such member has an interest.

We have not adopted a formal policy that covers the review and approval of other related person transactions by our Board of Directors. The Board, however, does review all such transactions that are proposed to it for approval. During such a review, the Board will consider, among other things, the related person’s relationship to the Company, the facts and circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person’s relationship to the transaction and any other material information. Our Audit Committee also has the responsibility to review significant conflicts of interest involving directors or executive officers.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
Yount, Hyde & Barbour, P.C. (“YHB”) served as the independent registered public accounting firm for the year ended December 31, 2020 and 2019 and has been appointed by the Audit Committee to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2021.
The Board of Directors is requesting that the shareholders ratify the appointment of YHB as the independent registered public accounting firm for the fiscal year ending December 31, 2021. A representative of YHB is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he/she desires to do so, and is expected to be available to respond to appropriate questions from shareholders.

Vote Required

A majority of the votes cast by holders of common stock is required for the ratification of the appointment of the independent public accountants.

The Board recommends a vote “FOR” Proposal Two.

AUDIT INFORMATION

Audit Committee

The Audit Committee operates under a written charter that the Board has adopted. The four members of the Audit Committee are independent as that term is defined in SEC regulations and Nasdaq’s listing standards.

Fees of Independent Registered Public Accounting Firm

Audit Fees

The aggregate fees billed by YHB for professional services rendered for the audit of the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2020 and 2019, and for the review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings and engagements, for those fiscal years were
$75,400 for 2020 and $104,750 for 2019, respectively by YHB.

Audit Related Fees

The aggregate fees billed by YHB for audit related services were $25,873 in 2020 and $29,032 in 2019. For both years, the fees consisted of audits of the Bank’s benefit plans.

Tax Fees

The aggregate fees billed by YHB for tax services were $5,625 in 2020 and $5,355 in 2019.

All Other Fees

There were no fees billed by YHB or for any other services rendered to the Company for the fiscal years ended December 31, 2020 and 2019.

Pre-Approval Policies

All audit related services and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by YHB was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Charter provides for pre-approval of audit, audit-related and tax services. The Charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Audit Committee Report

Management is responsible for establishing and maintaining the Company’s internal controls over financial reporting, the preparation, presentation and integrity of the Company’s consolidated financial statements and compliance with laws and regulations and ethical business standards. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

The Audit Committee is responsible for overseeing the Company’s overall financial reporting process. In fulfilling its oversight responsibilities for the financial statements for fiscal year 2020, the Audit Committee:

•	Monitored the preparation of quarterly and annual financial reports by the Company’s management.
•
Reviewed and discussed the annual audit process and the audited financial statements for the fiscal year ended December 31, 2020 with management and YHB, the Company’s independent registered public accountant;

•	Discussed with management, YHB and the Company’s Internal Auditor the adequacy of the system of internal controls;
•
Discussed with YHB the matters required to be discussed by the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”), including Auditing Standard No. 1301 “Communications with Audit Committees,” and Rule 2-07 of Regulation S-X promulgated by the SEC, as modified or supplemented;

•
Received written disclosures and a letter from YHB as required by applicable requirements of the PCAOB, including PCAOB Rule 3526, regarding YHB’s communications with the Audit Committee concerning independence. The Audit Committee discussed with YHB its independence.

•	Conducted an assessment of the Company’s relationship with YHB and evaluated YHB’s performance and the quality of audits.

Based upon its discussions with management and YHB and its review of the representations of management and the report of YHB to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or fairness of the audited financial statements.

Audit Committee
Daniel J. Harshman, Christopher S. Runion, Anne B. Keeler, Peter H. Wray

PROPOSAL THREE

ADVISORY (NON-BINDING) VOTE ON COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and regulations promulgated thereunder require the Company to conduct a separate shareholder vote to approve the compensation of named executive officers commonly known as “say on pay”, as disclosed pursuant to the compensation disclosure rules of the SEC. The Dodd-Frank Act further provides that this shareholder vote shall not be binding on the issuer or board of directors of an issuer.
The above-referenced provisions give you as a shareholder the right to endorse or not endorse our executive compensation through the following resolution:

“RESOLVED, that the shareholders approve the compensation of the named executive officers of the Company as set forth under  the heading “Executive Compensation” in the Company’s 2021 Proxy Statement, including the compensation tables, narrative discussion and related material.”

Because your vote is advisory, it will not be binding on the Company or the Board of Directors. However, the Compensation Committee of the Bank will take into account the voting results when considering future executive compensation arrangements.

A majority of the votes cast by holders of common stock is required to approve the non-binding vote on the compensation of the named executive officers.

The Board of Directors unanimously recommends that shareholders vote “FOR” approval of the resolution.

SHAREHOLDER PROPOSALS

Under SEC regulations, any shareholder desiring to make a proposal to be acted upon at the 2022 annual meeting of shareholders must cause such proposal to be delivered, in proper form, to the Secretary of the Company, at its principal executive offices, P. O. Box 1111, Timberville, Virginia 22853, no later than December 7, 2021, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement for that meeting. The Company anticipates holding the 2022 annual meeting of shareholders on May 7, 2022.

The Company’s Bylaws also prescribe the procedure that a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings outside of the proxy statement process. For a shareholder to nominate a candidate for director at the 2022 annual meeting of shareholders, notice of the nomination must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the 2022 annual meeting. The notice must describe various matters regarding the nominee and the shareholder giving the notice. For a shareholder to bring other business before the 2022 annual meeting of shareholders, notice of the proposed business must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the 2022 annual meeting. The notice must include a description of the proposed business, the reasons therefor, and other specified matters. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of the Company. Based upon an anticipated date of May 7,  2022 for the 2022 annual meeting of shareholders, the Company must receive any notice of nomination or other business no later than March 8, 2022 and no earlier than February 6, 2022.

By Order of the Board of Directors

April 6, 2021
Stephanie E. Shillingburg, Secretary

F&M Bank

F & M BANK CORP.
C/O BROADRIDGE
PO BOX 1342
BRENTWOOD, NY 11717

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors for three-year terms to expire in 2024 | 0 | 0 | 0 |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

**Nominees**

01 Anne B. Keeler 02 Mark C. Hanna 03 Peter H. Wray

| | For | Against | Abstain |
|---|---|---|---|
| 2 RATIFICATION OF APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C. AS INDEPENDENT PUBLIC ACCOUNTANTS. | 0 | 0 | 0 |
| 3 APPROVAL, IN AN ADVISORY (NON-BINDING) VOTE, OF THE NAMED EXECUTIVE OFFICERS' EXECUTIVE COMPENSATION DISCLOSED IN THE PROXY STATEMENT. | 0 | 0 | 0 |

**NOTE:** IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

For address change/comments, mark here. 0
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Dat

Signature (Joint Owners) Dat

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**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:** The Notice & Proxy Statement, Form 10-K and Annual Report are available at www.proxyvote.com

**F & M BANK CORP.**
**Annual Meeting of Shareholders**
**May 4, 2021 10:00 AM**
**This proxy is solicited by the Board of Directors**

The undersigned hereby appoints John N. Crist, Daniel J. Harshman and Dean W. Withers, any or all of whom may act, with full power of substitution, as proxies to vote, as designated on the reverse side, at the Annual Meeting of Shareholders to be held May 4, 2021 at 10:00 A.M. and at any adjournment thereof, the shares of F & M Bank Corp. common stock held of record by the undersigned as of March 9, 2021.

**The shares to which this proxy relates will be voted as specified. If no specification is made, such shares will be voted in favor of the proposals set forth on this proxy.**

Address

______________________________

______________________________

______________________________

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

**Continued and to be signed on reverse side**

0000327267_2 R1.0.1.15